UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

GLOBAL WHOLEHEALTH PARTNERS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-56035	46-2316220
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402 N El Camino Real San Clemente, CA	92672
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (714) 392-9752

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2020 (the “Issue Date”), the Company and Geneva Roth Remark Holdings, Inc. ("Geneva") entered into a Securities Purchase Agreements (the "Geneva SPA") Pursuant to the Geneva SPA, Geneva and the Company entered into a Convertible Promissory Note dated as of August 3, 2020 for principal amount of $55,000 (the "Geneva CPN"). Pursuant to the terms of the Geneva CPN, the Company received net proceeds of $52,000 (the proceeds from the note was funded net of $3,000 in legal fees). The Geneva CPN matures in one year, accrue interest of 10% and, after 180 days, are convertible into shares of common stock any time at a conversion price equal to 58% of the lowest trading price during the twenty trading day period ending on the latest complete trading day prior to the conversion date. The Geneva CPN may be prepaid anytime up to 180 days from issuance with the following prepayment penalties: 1) The period beginning on the Issue Date and ending on the date which is ninety (90) days following the Issue Date, 125%; 2) The period beginning on the date that is ninety-one (91) day from the Issue Date and ending one hundred fifty (150) days following the Issue Date, 135%; and 3) The period beginning on the date that is one hundred fifty-one (151) day from the Issue Date and ending one hundred eighty (180) days following the Issue Date, 139%. Geneva has agreed to restrict its ability to convert the Geneva CPN and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The Geneva CPN represent a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Geneva CPN also provide for penalties and rescission rights if the Company does not deliver shares of our common stock upon conversion within the required timeframe. In the event of default, the note interest rate increases to 22%.

The foregoing descriptions of the Geneva SPA and the Geneva CPN is only a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to such documents. A copy of the Geneva SPA and the Geneva CPN was filed as Exhibit 4.8 and Exhibit 4.9 to the Company’s Annual Report on Form 10-K filed on September 28, 2020.

As of February 17, 2021, the Company has repaid Geneva all outstanding principal and interest under the Geneva CPN dated August 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WHOLEHEALTH PARTNERS CORPORATION (Registrant)
Date: February 17, 2021	By: /s/ Charles Strongo Charles Strongo Chief Executive Officer

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